Clover Health Reports Second Quarter 2022 Financial Results
Second quarter total revenue was $846.7 million compared to $412.5 million in second quarter 2021
Lives under Clover Management grew to ~255,000 from ~129,000 year-over-year
Second quarter Insurance (Medicare Advantage) Medical Care Ratio ("MCR") of 92.1% shows significant improvement year-over-year
FRANKLIN, Tenn. - August 8, 2022 - Clover Health Investments, Corp. (NASDAQ: CLOV) ("Clover," "Clover Health" or the "Company"), a physician enablement company committed to improving health equity for seniors, today reported financial results for the second quarter of 2022. Management will host a conference call today at 5:00 p.m. ET to discuss its operating results and other business highlights.
"We continue to build upon our strong start to 2022 with another quarter of significant year-over-year revenue and membership growth in both our Insurance and Non-Insurance business lines," said Clover Health CEO Vivek Garipalli. "Our focus on building a sustainable, intelligent growth engine has led to a reduction in MCRs and improvement in operational efficiencies which we believe is the foundation of our progress toward profitability."
Andrew Toy, President of Clover Health, added, "Our technology platform is moving from strength to strength as Clover Assistant penetration continues to show significant growth. We believe there is tremendous opportunity and potential to continue iterating and advancing Clover Assistant's clinical capabilities. We believe each improvement supports physicians in catching and treating conditions earlier to increase the health and well-being of their patients while simultaneously reducing costs for the healthcare system."
Key Company highlights are as follows:

Dollars in Millions	Q2'22	Q2'21
Total revenue	$846.7	$412.5
Insurance MCR	92.1%	111.0%
Non-Insurance MCR	106.0	111.8
Salaries and benefits plus general and administrative expenses	$117.5	$107.8
Adjusted operating expenses (Non-GAAP) (1)	75.4	61.1
Net loss	(104.2)	(317.6)
Adjusted EBITDA (Non-GAAP) (1)	(87.5)	(107.1)
(1) Adjusted operating expenses (Non-GAAP) and adjusted EBITDA (Non-GAAP) are non-GAAP financial measures. Reconciliations of adjusted operating expenses (Non-GAAP) to the sum of salaries and benefits plus general and administrative expenses and adjusted EBITDA (Non-GAAP) to net loss, respectively, the most directly comparable GAAP measures, are provided in the tables immediately following the consolidated financial statements below. Additional information about the Company's non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.

Lives under Clover Management

	June 30, 2022	June 30, 2021
Insurance members	86,629	66,566
Non-Insurance beneficiaries	168,777	62,025
Total Lives under Clover Management	255,406	128,591

Financial Outlook
"The second quarter built upon the advancements achieved during the beginning of 2022, resulting in an Insurance MCR of 92.1%, down significantly year-over year. Though elevated from last quarter due to unfavorable prior period development and traditional industry seasonality, Non-Insurance MCR saw a nearly 600 bps year-over-year improvement," said Mr. Toy. "Importantly, we believe we are on track to sustain this positive trajectory to drive Insurance MCR improvement and positive Non-Insurance margin contribution, while lowering operating expenses as a percentage of revenue. This is supported by Clover Assistant's growing technology moat around our business, which we believe is the key to us delivering financial sustainability while maintaining industry leading growth."

For full-year 2022, Clover Health is reaffirming its previously provided guidance and commentary:
•Insurance membership is expected to average 84,000 - 85,000, a growth rate of 26% - 27% as compared to the 2021 average. For the Non-Insurance business, the Company expects the average number of aligned beneficiaries to be 160,000 - 165,000, compared to an average of 62,125 in 2021.
•Total revenues are expected to be in the range of $3.0 billion to $3.4 billion. This includes projected Insurance revenue of $1.0 billion to $1.1 billion and Non-Insurance revenue of $2.0 billion to $2.3 billion.
•Insurance MCR is expected to be in the range of 95% - 99%. This improvement versus 2021 is expected to be driven by a combination of expected operational efficiencies, increased risk scores, and slightly lower COVID-19 costs. Non-Insurance MCR is also expected to improve versus 2021 levels. Any significant developments related to COVID-19 and/or historical utilization trends could impact these expectations.
•Adjusted operating expenses (Non-GAAP)(1) are expected to be between $330 million and $345 million.
•Adjusted operating expenses as a percentage of revenue (Non-GAAP)(1) is expected to be 10% - 12% compared to 18% in 2021.
(1) Reconciliations of projected adjusted operating expenses (Non-GAAP) to projected salaries and benefits plus general and administrative expenses, and of projected adjusted operating expenses as a percentage of revenue (Non-GAAP) to projected salaries and benefits plus general and administrative expenses as a percentage of revenue, the most directly comparable GAAP measures, are not provided because stock-based compensation expense, which is excluded from adjusted operating expenses (Non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts. Additional information about the Company's non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.
Leadership Update
Year to date, the Company has significantly bolstered its management team, making several key hires. In addition to hiring a Chief Technology Officer, Conrad Wai, and a General Counsel, Joseph Martin, during the first quarter of the year, Clover Health announced the appointment of Aric Sharp (CEO of Value Based Care) and Scott Leffler (Chief Financial Officer) during the second quarter of 2022.
Earnings Conference Call Details
Clover Health's management will host a conference call to discuss its financial results on Monday, August 8, at 5:00 PM Eastern Time. A live webcast of the call can be accessed from Clover Health's Investor Relations website at investors.cloverhealth.com, and an on-demand replay will be available on the same website following the call.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health's future results of operations, financial position, market size and opportunity, business strategy and plans, and the factors affecting our performance and our objectives for future operations. Forward-looking statements are not guarantees of future performance and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "target," "if," "continue," or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements under "Financial Outlook" and statements regarding expectations relating to potential improvements in Insurance MCR, Non-Insurance MCR, operating expenses, and the number of the Company's Insurance members, as well as the statements contained in the quotations of our executive officers, including expectations related to Clover Health's "progress toward profitability" and other expectations as to future performance, operations and results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: Clover Health's ability to increase the lifetime value of enrollments and manage medical expenses; changes in CMS' risk adjustment payment system; challenges in expanding our member and beneficiary base or into new markets; Clover Health's exposure to unfavorable changes in local benefit costs, reimbursement rates, competition and economic conditions; the impact of litigation or investigations; changes or developments in Medicare or the health insurance system and laws and regulations governing the health insurance markets; the current and future impact of the COVID-19 pandemic and its variants on Clover Health's business and industry; the adoption and usage of Clover Assistant; the timing and market acceptance of new releases and upgrades to Clover Assistant; and the successful development of our Non-Insurance operations and the degree to which our offerings gain market acceptance by physicians. Additional information concerning these and other risk factors is contained in our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on February 28, 2022, including the Risk Factors section therein, and in our other filings with the SEC. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.
About Non-GAAP Financial Measures
We use non-GAAP measures including adjusted EBITDA, adjusted operating expenses, and adjusted operating expenses as a percentage of revenue. These non-GAAP financial measures are provided to enhance the reader's understanding of Clover Health's past financial performance and our prospects for the future. Clover Health's management team uses these non-GAAP financial measures in assessing Clover Health's performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP, and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures, which are attached to this release, together with other important financial information, including our filings with the SEC, on the Investor Relations page of our website at investors.cloverhealth.com.
For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see Appendix A: "Explanation of Non-GAAP Financial Measures and Other Items."
The statements contained in this document are solely those of the authors and do not necessarily reflect the views or policies of CMS. The authors assume responsibility for the accuracy and completeness of the information contained in this document.

About Clover Health:
Clover Health (NASDAQ: CLOV) is a physician enablement company focused on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is underpinned by our proprietary software platform, Clover Assistant, which is designed to aggregate patient data from across the health ecosystem to support clinical decision-making and improve health outcomes. We operate two distinct lines of business: Insurance and Non-Insurance. Through our Insurance line of business, we provide PPO and HMO plans to Medicare Advantage members in several states. Our Non-Insurance line of business offers a variety of programs aimed at reducing expenditures and enhancing the quality of care for patients enrolled in fee-for-service Medicare. Clover's corporate headquarters are in Franklin, Tenn.

Visit: www.cloverhealth.com

Investor Relations Contacts:
Ryan Schmidt
investors@cloverhealth.com

Steve Halper
shalper@lifesciadvisors.com
Press Contacts:
Emma Baron
Andrew Still-Baxter
press@cloverhealth.com

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS: SELECTED METRICS
(in thousands)

	June 30, 2022 (Unaudited)	December 31, 2021
Selected Balance Sheet Data:
Cash, cash equivalents and investments	$682,870	$791,194
Total assets	2,063,206	950,804
Unpaid claims	160,151	138,604
Notes and securities payable, net of discount and deferred issuance costs	19,956	19,938
Total liabilities	1,636,284	411,487
Total stockholders' equity	426,922	539,317

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Premiums earned, net (Net of ceded premiums of $119 and $126, for the three months ended June 30, 2022 and 2021, respectively; net of ceded premiums of $238 and $250 for the six months ended June 30, 2022 and 2021, respectively)	$268,505	$195,357	$546,674	$394,733
Non-Insurance revenue	577,370	216,373	1,172,268	216,373
Other income	825	742	2,137	1,691
Total revenues	846,700	412,472	1,721,079	612,797

Operating expenses:
Net medical claims incurred	858,786	458,503	1,720,508	672,923
Salaries and benefits	70,491	62,167	139,582	128,191
General and administrative expenses	47,040	45,646	104,737	84,264
Premium deficiency reserve (benefit) expense	(27,657)	27,900	(55,314)	27,900
Depreciation and amortization	586	118	1,412	278
Other expense	—	—	—	191
Total operating expenses	949,246	594,334	1,910,925	913,747
Loss from operations	(102,546)	(181,862)	(189,846)	(300,950)

Change in fair value of warrants payable	—	134,512	—	49,006
Interest expense	390	1,211	793	2,386
Amortization of notes and securities discounts	18	26	18	13,686
Loss (gain) on investment	1,227	—	(11,167)	—
Net loss	$(104,181)	$(317,611)	$(179,490)	$(366,028)
Basic and diluted weighted average number of Class A and Class B common shares and common share equivalents outstanding	476,061,809	408,156,682	474,553,609	395,422,849
Operating Segments

	Insurance	Non-Insurance	Corporate/Other	Eliminations	Consolidated Total
Three months ended June 30, 2022	(in thousands)
Premiums earned, net (Net of ceded premiums of $119)	$268,505	$—	$—	$—	$268,505
Non-Insurance revenue	—	577,370	—	—	577,370
Other income	220	20	15,441	(14,856)	825
Intersegment revenues	—	—	27,029	(27,029)	—
Net medical claims incurred	247,275	612,122	2,547	(3,158)	858,786
Gross profit (loss)	$21,450	$(34,732)	$39,923	$(38,727)	$(12,086)

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA RECONCILIATION
(in thousands) (Unaudited)(1)

	Three Months Ended June 30,
	2022	2021
Net loss:	$(104,181)	$(317,611)
Adjustments
Interest expense	390	1,211
Amortization of notes and securities discount	18	26
Depreciation and amortization	586	118
Change in fair value of warrants payable	—	134,512
Loss on investment	1,227	—
Stock-based compensation expense	41,927	43,026
Premium deficiency reserve (benefit) expense	(27,657)	27,900
Expenses attributable to Seek Insurance Services, Inc.	224	2,739
Expenses attributable to Character Biosciences, Inc.	—	988
Adjusted EBITDA (Non-GAAP)	$(87,466)	$(107,091)
(1) The table above includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED OPERATING EXPENSES (NON-GAAP) RECONCILIATION
(Dollars in thousands) (Unaudited)(1)

	Three Months Ended June 30,
	2022	2021
Salaries and benefits	$70,491	$62,167
General and administrative expenses	47,040	45,646
Total salaries and benefits plus general and administrative expenses	117,531	107,813
Adjustments
Stock-based compensation expense	(41,927)	(43,026)
Expenses attributable to Seek Insurance Services, Inc.	(224)	(2,739)
Expenses attributable to Character Biosciences, Inc.	—	(988)
Adjusted operating expenses (Non-GAAP)	$75,380	$61,060

Total revenues	$846,700	$412,472
Adjusted operating expenses (Non-GAAP) as a percentage of revenue	9%	15%
(1) The table above includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
Appendix A
Explanation of Non-GAAP Financial Measures and Other Items

Non-GAAP Adjustments
We believe it is useful to investors for our presentation within this document of financial measures on a non-GAAP basis to exclude the below items. In particular, we believe that the exclusion of these amounts provides useful measures for period-to-period comparisons of our business. These key measures are used by our management and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In addition, we believe that the presentation of these non-GAAP measures enhances an investor’s understanding of our financial performance.

Amortization of notes and securities discount - We report non-convertible notes and convertible securities at carrying value, net of discount. We account for convertible securities in accordance with accounting guidance for debt with conversion and other options, after determining whether embedded conversion options should be bifurcated from their host instruments.

Change in fair value of warrants payable - The fair value of warrant liabilities is estimated using a valuation method based on the level of instrument, where the values of various instruments are estimated based on an analysis of future values, assuming various future outcomes.

Depreciation and amortization - Depreciation and amortization consists of all depreciation and amortization expenses associated with our property and equipment. Depreciation includes expenses associated with property and equipment. Amortization includes expenses associated with leasehold improvements.

Expenses attributable to Seek Insurance Services Inc. and Character Biosciences, Inc. - This consists of expenses incurred by the Company in the applicable period attributable to Character Biosciences, Inc. (f/k/a Clover Therapeutics Company) before the Company began accounting for its interest in this entity using the equity method of accounting in the first quarter of 2022, and Seek Insurance Services Inc. These expenses are excluded from adjusted operating expenses (Non-GAAP) and adjusted EBITDA (Non-GAAP) because management believes they are not reflective of the Company's core businesses or its actual recurring cash expense and therefore do not appropriately reflect the Company's underlying fundamentals.

Loss (gain) on investment - This consists of the loss or gain recorded during the applicable period by the Company on its minority equity interest in Character Biosciences, Inc. after the Company began accounting for its interest in this entity using the equity method of accounting in the first quarter of 2022.

Interest expense - Interest expense consists mostly of interest expense associated with previously outstanding non-convertible notes under our term loan facility that was terminated in the second quarter of 2021.

Premium deficiency reserve expense (benefit) – This consists of a reserve established to the extent that the sum of expected future costs, claim adjustment expenses, and maintenance costs exceeds related future premiums under contracts without consideration of investment income. We assess the profitability of our contracts with CMS to identify those contracts where current operating results or forecasts indicate probable future losses. Premium deficiency reserve expense (benefit) is recognized in the period in which the losses are identified.

Stock-based compensation expense – This consists of expenses for stock-based payment awards granted to employees and non-employees.

Non-GAAP Definitions
Adjusted EBITDA - A non-GAAP financial measure defined by us as net loss before interest expense, amortization of notes and securities discount, depreciation and amortization, change in fair value of warrants payable, (gain) loss on investment, stock-based compensation expense, premium deficiency reserve expense (benefit), and expenses attributable to Character Biosciences, Inc. before the Company began accounting for its interest in this entity using the equity method of accounting in the first quarter of 2022, and Seek Insurance Services Inc. Adjusted EBITDA is a key measure used by our management team and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating adjusted EBITDA provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that adjusted EBITDA provides investors and others useful information to understand and evaluate our operating results in the same manner as our management and our board of directors.

Adjusted operating expenses - A non-GAAP financial measure defined by us as salaries and benefits plus general and administrative expenses, less stock-based compensation expense and expenses attributable to Character Biosciences, Inc. before the Company began accounting for its interest in this entity using the equity method of accounting in the first quarter of 2022, and Seek Insurance Services Inc. We believe that adjusted operating expenses provides management, investors and others a useful view of our operating spend as it excludes non-cash, stock-based compensation and expenses related to investments that management believes do not reflect the Company's core operating expenses. We believe that adjusted operating expenses as a percentage of revenue is useful to management, investors, and others because it allows us to measure our operational leverage as revenue scales.

Definitions of Other Items
Non-Insurance medical care ratio - We calculate our Non-Insurance medical care ratio (MCR) by dividing net medical claims incurred in connection with our Non-Insurance operations by Non-Insurance revenue in a given period. We believe our Non-Insurance MCR is an indicator of our gross profitability and our ability to capture and analyze data over time to generate actionable insights for returning beneficiaries to improve care and reduce medical expenses.

Lives under Clover Management - Consists of our (i) Insurance members and (ii) Original Medicare beneficiaries aligned to the Company's Direct Contracting Entity (DCE) via attribution to a DCE-participating provider through alignment based on claims data or by beneficiary election through voluntarily alignment, in connection with the Centers for Medicare & Medicaid Services' Global and Professional Direct Contracting Model, which will transition to the ACO Reach model in 2023. We believe that Lives under Clover Management is a useful measure of the size of the beneficiary population managed by the Company.

Insurance medical care ratio, gross and net - We calculate our Insurance medical care ratio (MCR) by dividing total net medical claims incurred by premiums earned, in each case on a gross or net basis, as the case may be, in a given period. We believe our MCR is an indicator of our gross profit for our Medicare Advantage plans and the ability of our Clover Assistant platform to capture and analyze data over time to generate actionable insights for returning members to improve care and reduce medical expenses.